Exhibit 99.1

Operator

Hello, welcome to the February 24th VERSES AI earnings call. I would like to read our disclaimer.

This presentation contains “forward-looking information” and “forward-looking statements” within the meaning of applicable securities legislation (collectively, “forward-looking statements”). Forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “predicts”, “projects”, “intends”, “targets”, “aims”, “anticipates” or “believes” or variations (including negative variations) of such words and phrases or may be identified by statements to the effect that certain actions may, could, should, would, might or will be taken, occur or be achieved. Forward looking statements are based on a number of assumptions of management, which are subject to a variety of known and unknown risks, uncertainties and other factors, which may cause for actual plans, intentions, activities, results, performance or achievements of the company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward looking statements.

Factors that could affect our actual results include, among others, those that are discussed under the heading Risk Factors in our most recently filed reports with the United States Securities and Exchange Commission, including our annual report on Form ten ks, our quarterly reports on Form ten Q, and our current reports on Form eight ks.

The forward looking statements contained in this webinar represent management’s best judgment based on information currently available. No forward looking statement can be guaranteed, and actual future results may vary materially.

Accordingly, you are advised not to place undue reliance on forward looking statements. The forward looking statements herein are made as of the date of this presentation only, and the company does not assume any obligation to update or revise them to reflect new information, estimates or opinions, future events or results or otherwise, except as required by applicable law. A recording and transcript of this call will be available on the company’s website at www.verses.ai.

With that, I will turn the call over to Interim CEO of Versus, David T. Scott.

David T. Scott

All right, thanks a lot, Rob. Really appreciate the introduction.

Hey, I’m delighted to join this earnings call today and introduce you to our CFO, James Christodoulou. James has a long career as CFO and CEO for a number of early stage companies that he has taken public.

He’s also, and I’m really proud of this, he just hit his first year anniversary working here at VERSES. I am grateful to have such an experienced public company financial executive on the team.

I’ll be listening for the rest of the call, but I’ll rejoin at the end so I can share some news with you as well as next steps.

JC, the floor is yours.

James Christodoulou

Thanks, Dave. It’s a pleasure to be here. Hello, everyone.

Last week, David Scott. Alright.

David T. Scott

I wanna apologize. It looks like we might have a little bit of difficulty. So it looks like JC is back on stage, and I’ll go off stage.

James Christodoulou

Okay. Back again. Hi, everyone. Thanks, Dave. Last week, David Scott and our president, James Hendrickson, hosted a webinar where they discussed our current state, our vision, and our going forward strategy. Today, I’ll walk us through our financial results for the three and nine month periods ending December thirty first 2024 and 2025, which we released last week on form 10-Q. I’m sure some of you know me, but for those of you who don’t, I’d like to tell you a little bit more about myself before we dive into financials.

I was born in New York City and started my professional career after Columbia Business School working in private equity where I focused on investments primarily in emerging technology, telecommunications, and energy infrastructure.

I was responsible for investing, origination, analysis, valuation, negotiation, and, of course, execution.

But I went beyond just the transaction side of things and was able to be involved in the day to day operations of our portfolio companies.

That day to day involvement, that building and creating, honestly, that’s what I love. It’s what wakes me up in the morning, and it’s what gets me through the day.

I was a CFO of my first public company in nineteen ninety nine, and I’ve been the CEO, president, or CFO of many private and public companies since then. As CFO, I joined several small early stage companies much like VERSES, some of which I eventually took public on either the New York Stock Exchange or Nasdaq.

Together with the rest of those management teams, I helped create billions of dollars in shareholder value, and I joined VERSES to help build and create value here.

Before diving into the financials, let me stress how committed every member of the company is to providing best in class disclosure.

And that commitment is always on full display in all of our filings where you’ll find a lot of important information.

With that said, let me walk us through the financials that we released last week. I’ll go through what the SEC makes us disclose, the balance sheet, statement of cash flow, and income statement, but then I wanna go deeper and give context and history to those numbers.

One last thing. Before we start, just let me remind you that all values are in US dollars and that we have a March thirty first year end.

Going to slide five, you’ll see our balance sheet for the full year ended March thirty first 2025 and for the nine months ended December thirty first 2025.

Unlike many other AI and tech companies, you’ll notice that we don’t have a CapEx heavy business model that requires billions of dollars of infrastructure investment and faces constant challenges of GPU obsolescence and replacement. VERSES is powered by its people, and the cost of our staff is expensed in the period incurred and not capitalized.

Turning to slide six, we see the statement of cash flows for our full year ending March thirty first 2025, which you’ll recall is our fiscal year end and for the nine months ending December thirty first 2025.

This is a rather straightforward schedule, but clearly shows that our cash flow used in operations is supported by our cash flow from financing.

This relationship is frankly common to virtually every company in our sector and most companies at our stage of development, and we don’t see that relationship changing in the near term.

And this highlights the obvious need for the company to continue to grow and secure External Capital to fund those operations and growth.

Moving on to slide seven, we have our complete income statement for the three and nine months ending December thirty first 2024and 2025.

I’m going to review and analyze the important components of our operating expenses in a few slides. But before I do, I wanna frame how we build and how we view our income statement.

As I pointed out when describing our balance sheet, we expense staff costs in the period incurred. And we also allocate staff expenses across several categories like R&D, personnel, accounting, and g and a. For example, accounting is roughly fifty percent staff and fifty percent auditors and filing fees.

Research and development is eighty five percent staff and fifteen percent infrastructure and other costs, while board fees and payroll expenses are both one hundred percent staff. This allocation process allows us to understand more accurately the direct costs of specific functions and projects. And when get to slide twenty one, I’ll review staff and its contribution to our overall cost structure.

And for clarity, we consider staff to be direct employees like w twos and dedicated consultants. We don’t consider third party consultants or vendors’ staff.

Looking at slide eight, we see a graph of our cash operating expenses for the three and nine month periods ending December thirty one 2024and 2025.

And we arrange and analyze our expenses on a cash and non cash basis. This allows us to more accurately report, calculate, manage, and project our liquidity and cash flow, not just focusing on EBITDA or net income.

Slide nine is a table of our cash operating expenses for the three and nine month periods ending December thirty one 2024and 2025 in dollar terms and as a percentage of total cash operating expenses for the period, as well as the dollar and percentage changes between the periods. I’m gonna go over the larger and more meaningful cash operating expenses, but you can get a more detailed description of all of our items once again in our 10-Q. And just for reference, when I use the word quarter, I’m referring to the three months ending December thirty one 2025. And when I use the word period, I’m referring to the nine months ending December thirty one 2025. With that in mind, let’s review our four largest cash expense items.

Research and development continues to be our largest expense for the quarter and for the period for both 2024and 2025.

R and D increased by three hundred and thirty four thousand dollars or eleven percent for the quarter as compared to the prior year quarter and increased by six hundred and sixteen thousand dollars or five percent for the period as compared to the prior year period.

This increase is due to increases in the number and cost of staff associated with R&D.

Investor relations and marketing are related to capital markets related initiatives as well as overall messaging, marketing, and advertising of the company, its products, and its services.

IR and marketing decreased by one million dollars or eighty six percent for the quarter as compared to the prior year quarter and decreased by two point seven million dollars or sixty five percent for the period as compared to the prior year period.

This decrease for the quarter and the period is due to the company’s strategy to deploy less capital to IR and more capital to research and development.

Personnel expenses are related to general and administrative payroll, benefits, and taxes.

Personnel expenses remained relatively unchanged for the quarter and the period as the number and costs associated with staff and other expenses was relatively unchanged.

Consulting fees are related to third party financial advisory and general consulting services.

Consulting fees decreased by thirty seven thousand dollars or nine percent for the quarter as compared to the prior year quarter and decreased by three hundred and sixty two thousand dollars or sixteen percent for the period as compared to the prior year period.

These fees are primarily associated with services in connection with funds raised by the company and other capital markets initiatives, which were considerably less for the current quarter and period as compared to the quarter and period for the prior year.

And to make things simple, we group several smaller items. And grouped items consists of legal fees, G&A, travel, accounting, board fees, and rent.

Group items expenses remained relatively unchanged for the quarter, but increased by eight hundred and seventy three thousand dollars or twenty five percent for the period as compared to the prior year period. The increase during the period is primarily due to increased legal costs incurred in connection with our various fundraising activities and increased consulting and audit fees in connection with our transition to being a US domestic filer and reporting our financials under US GAAP.

Going to slide ten, what I’d like to do now is going beyond the raw numbers and the required disclosure and provide analysis and context on some key expense items on a timeline basis.

This timeline analysis will give us a better understanding of where we are, where we were, and how and why we got here.

Slide eleven shows our quarterly income statements from April first 2024. This slide and the slides that follow will give us the flow of our revenue and costs and not just a snapshot.

Slide twelve is our revenue, cost of revenue, and gross profit margin. This slide shows revenue that was generated from a loss leader project, but provided us with valuable knowledge and experience, which we were later able to apply to further develop Genius, which was released in April 2025, after which time we started to generate growing Genius related revenue with consistent positive margin.

Going forward, as revenue grows, we expect that gross profit margin will increase and show economies of scale and profit margins consistent with other software and SaaS companies.

Slide thirteen shows all our cash expense items on a quarterly basis from April 2024. The top graph is actual dollars spent, while the bottom graph shows the percentage spent on each item relative to the total.

These graphs reflect the evolution of the company’s development and strategy. The next slide group combines these two graphs for each item. The left axis is dollars spent, and the right axis is the percentage of spend.

And finally, the darker bars are pre Genius release, and the lighter bars are post Genius release, which was an important and pivotal milestone for VERSES.

Slide fourteen shows our research and development and personnel expenses. While the actual dollar spent on R&D and personnel reduced after Genius’s release, the reduction was the result of our decision to focus on developing and curse marginalizing Genius and pausing or eliminating noncore activities.

The dollar reduction does not, however, indicate reduced interest or commitment. The percentage lines show that even though the company took deliberate steps to reduce costs, R&D and personnel expenses increased as a percentage, demonstrating the company’s continuing commitment to develop its cutting edge technology.

Slide fifteen shows investor relations and marketing and consulting fees.

IR and marketing reduced considerably after our uplisting initiative and fundraising rounds in both dollar and percentage terms and reflects our strategy to focus resources on Genius development.

Consulting fees spiked in the quarter following our uplisting initiative and funding rounds as most expenses incurred during that period were associated with those efforts.

Consulting fees also increased during that period as the company used consultants to help in our transition to becoming a US domestic filer and reporting our financials in accordance with US GAAP.

Slide sixteen shows our grouped items bucket, which consists again as legal fees, G and A, travel, accounting, board fees, and rent. And grouped items remain tightly clustered and relatively unchanged in terms of dollar spent and percentage of spend throughout the periods.

Slide fifteen shows our average monthly cash expense, what is commonly called burn rate. This graph shows the increase in our burn rate in the months leading up to our uplisting initiative, funding rounds, and release of Genius. But notably, the burn rate for our most recent quarter is forty percent lower than it was for the previous six quarter average.

This dramatic reduction is due to our overall cost cutting measures and our focus on developing and commercializing Genius.

We believe that our restructuring in January of this year will continue to reduce our burn rate, and I’ll give you some data points about that in slide twenty one.

Now let’s look at the company’s cash flows.

Slide nineteen shows our quarterly cash flow. This slide is quite intuitive and once again highlights the importance of and need for external capital to fund operations.

And finally, I wanna walk us through the importance and impact of staff on our cost structure.

Slide twenty one shows our average monthly burn rate, the percentage of staff cost responsible for that burn rate, and the average number of staff for each quarter.

The slide confirms that staff is our largest, most important, and most valuable cash expense.

It also illustrates the historical relationship and impact of staff to the overall cost structure.

As we see, we had an average of eighty six staff for the June and September quarters, and an average of fifty nine staff for the quarter ending December 31st 2025 (Corrected), reflecting our initial reduction in force during that quarter. As a result of our restructuring in January, which focuses on commercializing Genius and our continued staff rightsizing, we project that we’ll have an average of twenty one staff for the current March quarter. And naturally, we expect that this will further reduce our burn rate for that period.

Before I answer the questions, I wanna provide you with a timeline overview of the company’s financial and corporate activities for the past twelve months.

Slide twenty three shows the timeline of important VERSES events from a fundraising as well as from a corporate development perspective.

And the print on the bottom of the page also answers a lot of questions associated with our Sorby financing.

I hope that this review of our financials and some general trend line and cost driver analysis was helpful. Once again, for more details, I can’t stress how much good and relevant information you’ll always find in our SEC and other filings.

So with that, I’d like to answer some of the questions that we received from many of you over the past days and weeks.

The number one question, what can you do about the stock price?

Everyone, I hear you.

I wish there were a fast and easy way, but there’s not.

There are three ways to get a stock price up.

Stop market stock marketing and promotion, but that’s really just a sugar high and a short lived.

Financial engineering, like playing with leverage, dividend policy, m and a, or bootstrapping, but that’s not really an option for us at VERSES right now. So that leaves us with the old fashioned way, hard work and execution.

We believe that developing and bringing our cutting edge technology to market is the surest way to create enduring and sustainable value and to get the stock price up to where it belongs.

Another question.

Are you doing another raise?

Clearly, the company needs liquidity to continue.

Although we’re now beginning to generate recurring revenue and exploring various ways to share expenses with clients and reduce our capital needs, for now, those won’t be enough. We still need liquidity to continue to execute on our business model, and we’re exploring all funding options to continue to get capital into the company to fuel our growth.

Will future funding be dilutive?

Look, raising funds can be both dilutive and value accretive at the same time.

If the capital that we raise increases value, then it’s value accretive, and that’s really what matters.

It’s our intent that every penny invested is spent in a way that allows us to further develop and commercialize our product and create shareholder value.

Another question.

Why did VERSES do the stock splits?

Look, our reverse splits were something that we spent a lot of time discussing.

They were not taken lightly and they were not a knee jerk reaction.

Even though a stock quant will tell you that five nickels are not worth more or less than one quarter, I understand the signals that the market often attributes to companies that do reverse splits.

I know that they’re often seen as a sign of weakness or survival.

That was absolutely not the case with us. Our splits were not a sign of weakness or a strategy to survive, but rather they were a strategy of preparation and growth.

They were deliberate strategic moves.

Our split is designed to position the company to uplist on the Nasdaq, which as I’m sure you all know, has minimum stock price requirements to list.

And we feel that being listed on a major exchange will provide the company with access to deeper pools of capital, provide improved liquidity to our shareholder, and improve our valuation.

Satisfying Nasdaq listing requirements were the only drivers behind that decision. They were not moves to survive like many other companies who split. They were moves to help us grow.

Why is the stock price so low?

Great question.

They say that the market is efficient, but they don’t say it’s always right. And I believe that that’s the case now.

How much cash do you need?

That depends on a lot of things. And I really can’t answer that question with any precision.

And I can tell you for two reasons. One, because that would be material nonpublic information.

And two, because I really don’t know.

How much cash we need depends on how long is the time horizon, how fast we commercialize and sell Genius and other technology, how fast we grow, and what other value accretive initiatives we pursue.

It’s really an answer with so many dimensions and value variables.

What I do know is this. We’re gaining traction with our product and beginning to generate revenue. And it’s the right type of recurring revenue associated with our product.

I don’t know how much capital we’ll need, but I do know that VERSES is going in the right direction.

You said that VERSES isn’t dependent on large GPU infrastructure and that most of your expense is related to people. Can you elaborate on that? Sure. We’ve said from the beginning that our approach to artificial intelligence is based on the human brain and requires very little power and comparatively little compute.

This means that the costs related to R and D and product development are tied to our staff and not tied to hardware and infrastructure spend.

As our product adoption increases, we don’t expect our costs to rise proportionately.

While the cost profile of most generative AI companies look more like that of a hardware company, which is what we believe they are, our cost structure will scale more like a software company, which is what we believe we really are.

And finally, did the staff cuts and other restructuring initiatives hurt the company’s potential?

Actually, the restructuring did quite the opposite.

During the past year, we were developing various technologies and pursuing various target markets and use cases.

This is the normal and necessary process of research and development and product development that requires broad application of both human and financial capital.

As our technology and product is commercialized and we have a more precisely identified and initial target market, we can now prioritize our efforts in a focused and more cost efficient way.

Our restructuring initiative allows us to right size our staff and concentrate our efforts to align with our commercial focus.

I know that there are a lot more questions out there, and Dave and James and myself are all here to answer them. I want to thank everyone for joining me and Dave on this earnings call.

Thank you everyone. Dave, back to you.

David T Scott

All right. Great. Thank you very much, JC. It was very informative.

So I want to thank everyone here for joining us today. And as always, thank you for your patience and your thoughtful questions and your continued support as we move into the next phase.

Following our last webinar, we received a significant number of questions.

JC worked to address as many of them as he possibly could today, and we will continue that dialogue.

Our next webinar is scheduled for March 10th at 1 pm Eastern. At that time sorry, guys.

At that time, we’ll provide further updates on the business progress, commercialization efforts, and technology development, and we’ll also take time to address any and all remaining questions from today or our prior sessions. We will share a registration link on our social media shortly.

Thank you again for your time and your engagement. We look forward to speaking with you in just two weeks’ time.

Thank you.